Exhibit 99.1

Medi-Hut Announces U.S. District Court Approval of Class Action Settlement, Partial Settlement of Other Litigations, Relocation of Principal Offices and Other Developments

     SPRING LAKE, N.J.--(BUSINESS WIRE)--May 28, 2004--Medi-Hut Co., Inc. ("Medi-Hut" or the "Company") announced today that (i) the United States District Court for the District of New Jersey has approved the class action settlement reached by the Company last year, (ii) it has settled its action against Joseph A. Sanpietro, a former director and the former President and Chief Executive Officer of the Company, Vincent J. Sanpietro, a former director and the former Chief Operating Officer and Secretary of the Company, and Robert
S. Russo, a former director and a former Treasurer of the Company, (iii) it has settled its action against Scott Schrader and certain of his affiliates, Schrader & Associates, LLC, Bluegrass Drug Company, LLC and Medpharm Corporation (collectively, the "Schrader Group"), (iv) it has relocated its principal offices to 215 Morris Avenue, Spring Lake, New Jersey 07762, and (v) National Union Fire Insurance Co. has commenced an action against the Company for alleged unpaid insurance premiums. The Company also reported on the status of its filings with the Securities and Exchange Commission and certain other business developments.
     In August 2003, the Company reached an agreement, subject to the approval of the United States District Court for the District of New Jersey, to settle the consolidated class action lawsuits filed against the Company. As part of the settlement, the Company agreed to pay $400,000 in cash and issue 861,990 shares of Medi-Hut common stock to the plaintiffs. On May 3, 2004, the United States District Court for the District of New Jersey approved the settlement. Consequently, the Company has issued 861,990 shares of Medi-Hut common stock to the plaintiffs and their counsel in accordance with the settlement. The $400,000 cash payment was funded by proceeds received by the Company from its July 2003 settlement with Executive Risk Indemnity, Inc., the insurance company that provided the Company with its director and officer insurance coverage for a portion of the class period.
     In December 2003, Medi-Hut commenced litigation, Medi-Hut Co., Inc. v. Joseph A. Sanpietro, et al. (Docket No. MON-L-5471-03), in the Superior Court of the State of New Jersey, Monmouth County, against certain of its former officers and directors and other defendants. On April 14, 2004, the Company entered into a settlement and release agreement with Joseph A. Sanpietro. In exchange for the return of 3,179,200 shares of the Company's common stock and certain other monetary and non-monetary consideration, the Company agreed to discharge its claims against Joseph A. Sanpietro. In addition, on February 4, 2004, the Company entered into a settlement and release agreement with Vincent J. Sanpietro. In exchange for the return of 554,800 shares of the Company's common stock and certain other monetary and non-monetary consideration, the Company agreed to discharge its claims against Vincent J. Sanpietro. Further, on May 14, 2004, the Company entered into a settlement and release agreement with Robert S. Russo. In exchange for the return of 125,000 shares of the Company's common stock and other monetary and non-monetary consideration, the Company agreed to discharge its claims against Mr. Russo. The Company's action against the remaining defendants remains ongoing.
     On April 21, 2004, the Company entered into a settlement agreement and limited release with the Schrader Group. Pursuant to this agreement, the Company and the Schrader Group agreed to dismiss with prejudice the actions which were pending in the United States District Court for the District of Kentucky, Medpharm v. Medi-Hut (Docket No. CV 03 26 (JMH)), Bluegrass v. Medi-Hut (Docket No. CV 03 27 (JMH)), and Schrader & Associates v. Medi-Hut (Docket No. CV 03 25
(JMH)), and the actions against each other which were pending in the United States District Court for the Eastern District of New York, Medi-Hut v. Syntho Pharmaceuticals, Inc. (Docket No. CV 03-2387 (ERK) (ACS)). As part of the settlement reached by the Company and the Schrader Group, the Schrader Group paid to the Company a cash payment of $375,000. In addition, the parties released each other from certain claims arising out of the distribution and sale of Syntest, the hormone replacement therapy drug developed and manufactured by Syntho Pharmaceuticals, Inc. ("Syntho") and previously distributed and sold by the Company pursuant to an exclusive license agreement between the Company and Syntho (the "Syntho Agreement"). The Company is continuing its action against the other defendants in the Medi-Hut v. Syntho Pharmaceuticals, Inc. litigation pending in the United States District Court for the Eastern District of New York.
     In early May 2004, the Company relocated its principal offices to 215 Morris Avenue, Spring Lake, New Jersey 07762 in order to reduce its monthly operating expenses and to more appropriately accommodate its current operations. The telephone number for this location is (732) 919-2799. In connection with the relocation of its principal offices, the Company and the landlord of the Company's former office space in Wall Township, New Jersey reached an agreement to terminate the remaining term of the existing lease (3.5 years) for a one-time payment by the Company of $100,000.
     On April 14, 2004, a complaint was served on Medi-Hut by National Union Fire Insurance Co., National Union Fire Insurance Co., v. Medi-Hut Company Inc. (Civil Action No. 04-291 (SRC)). In this action, commenced in the United States District Court for the District of New Jersey, the plaintiff alleges that the Company owes the plaintiff $235,000, representing unpaid insurance premiums. The Company believes the plaintiff's claims are without merit and has asked the plaintiff to withdraw the action. If the action is not withdrawn, the Company intends to vigorously defend such matter.
     Due to unanticipated accounting issues, including accounting issues concerning Medi-Hut International Co., Ltd., a Korean corporation of which the Company has a 44% equity interest and accounting issues related to the Syntho Agreement, current management was unable to complete, in early 2004, the Company's annual report on Form 10-KSB for the fiscal year ended October 31, 2002. Management now anticipates that the Company will be in position to file its annual report on Form 10-KSB for the year ended October 31, 2002, with limited financial disclosure and analysis, in the next few months. Depending on the financial health of the Company, management also anticipates that the Company will file complete quarterly reports on Form 10-QSB for the periods ended January 31, 2003, April 30, 2003 and July 31, 2003, January 31, 2004 and April 30, 2004 and a complete annual report on Form 10-KSB for the year ended October 31, 2003 by year end. It is contemplated that these periodic reports will contain full financial statement disclosure.
     In 2003, the Company phased out of the business of selling branded and generic pharmaceuticals to wholesalers due to the low margin attributed to such sales. In addition, in 2003, the Company was unable to continue the sale of Syntest, its hormone replacement therapy product line, due to a dispute with the manufacturer of and contract sales representative for such product line. This dispute resulted in the commencement of litigation by the Company against the manufacturer and sales representative as discussed above. Currently, the only recurring revenue being generated from the Company's operations is from the sale of condoms and alcohol preparation pads to wholesalers.
     With regard to the Elite Safety Syringe product line, the Company (i) believes that Medi-Hut International is capable of manufacturing the product at a quality sufficient for the United States, (ii) continues to evaluate the additional manufacturing and regulatory resources necessary to support a market launch and (iii) continues to seek a distribution partner in the United States, Europe and/or other international markets capable of marketing and selling the product line. A market launch of the Elite Safety Syringe is predicated on whether the Company is able to secure a third-party distributor interested in distributing the Elite Safety Syringe at terms acceptable to the Company. Also, at this time, the Company does not intend to further develop its other safety syringe, the Solo-Safe(TM) Safety Syringe, due to limited resources.
     David LaVance, Chief Executive Office of Medi-Hut, added that: "Medi-Hut has both limited business operations and revenue, and the Company has limited resources to support its operations, acquire and develop new products and complete and file with the Securities and Exchange Commission all of its outstanding periodic reports. The limited business operations and the costs associated with litigation filed to recover damages from those who defrauded or unlawfully damaged the Company combine to cause the Company to operate currently at a financial loss and with a cumulative cash outflow or burn. Moreover, since the Company's limited resources have made it difficult to become fully compliant with the reporting requirements of the applicable federal securities laws, the Company has not attracted any new financing in 2003 and 2004. It is our hope that Medi-Hut will be able to generate sufficient cash from the settlement of the outstanding lawsuits against certain of the Company's former officers, business partners and accountants so that the Company can become current with the Securities and Exchange Commission regarding all of the Company's outstanding periodic reports. The Company will require additional capital in order to continue and grow its operations. Until we are able to raise or borrow additional capital, the Company's operations will not be expanded materially and the remaining cash of the Company will be used to fund the various litigation cases and pay the Company's operating expenses."

     Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are forward looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

    CONTACT: Tom Gifford
             Chief Financial Officer
             Tel: (732) 919-2799, Ext. 1719;
             Fax: (732) 919-2798